INDEX TO COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022 Page AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) Report of Independent Auditors Combined Statements of Operations and Comprehensive Income 4 Combined Balance Sheets 5 Combined Statements of Changes in Net Parent Investment 6 Combined Statements of Cash Flows 7 Notes to Combined Financial Statements 8

Report of Independent Auditors To the Management of Graphic Packaging Holding Company Opinion We have audited the accompanying combined financial statements of the Augusta Mill (a Business of Graphic Packaging Holding Company) (the "Company"), which comprise the combined balance sheets as of December 31, 2023 and 2022, and the related combined statements of operations and comprehensive income, of changes in net parent investment and of cash flows for the years then ended, including the related notes (collectively referred to as the "combined financial statements"). In our opinion, the accompanying combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors' Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Combined Financial Statements Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error. In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for one year after the date the combined financial statements are available to be issued. Auditors' Responsibilities for the Audit of the Combined Financial Statements Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors' report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements. In performing an audit in accordance with US GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks.

Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Atlanta, Georgia April 19, 2024

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME Year Ended December 31, In millions 2023 2022 Net Sales (inclusive of $215.5 and 196.4 of related party net sales for the years ended December 31, 2023 and 2022, respectively) $ 614.8 $ 749.1 Cost of Sales 508.7 594.5 Selling, General and Administrative 22.9 22.7 Other Expense, Net 1.1 0.6 Income from Operations 82.1 131.3 Nonoperating Pension and Postretirement Benefit Income (Expense) 0.1 (0.2) Interest Expense, Net 0.8 0.2 Income before Income Taxes 81.4 130.9 Income Tax Expense 18.5 29.9 Net Income and Comprehensive Income $ 62.9 $ 101.0 The accompanying notes are an integral part of the combined financial statements. 4

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) COMBINED BALANCE SHEETS December 31, In millions 2023 2022 ASSETS Current Assets: Cash and Cash Equivalents $ — $ — Receivables, Net 36.0 52.0 Inventories, Net 91.0 54.1 Other Current Assets 4.0 2.9 Total Current Assets 131.0 109.0 Property, Plant and Equipment, Net 429.1 437.8 Goodwill 42.6 42.6 Intangible Assets, Net 38.6 41.4 Other Assets 10.4 12.3 Total Assets $ 651.7 $ 643.1 LIABILITIES Current Liabilities: Short-Term Debt and Current Portion of Long-Term Debt $ 0.6 $ 0.6 Accounts Payable 54.3 62.3 Compensation and Employee Benefits 11.0 11.2 Other Accrued Liabilities 5.6 3.4 Total Current Liabilities 71.5 77.5 Long-Term Debt 9.1 9.7 Deferred Income Tax Liabilities 70.5 82.9 Other Noncurrent Liabilities 11.0 11.9 Net Parent Investment 489.6 461.1 Total Liabilities and Net Parent Investment $ 651.7 $ 643.1 The accompanying notes are an integral part of the combined financial statements. 5

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) COMBINED STATEMENTS OF CHANGES IN NET PARENT INVESTMENT Net Parent Investment In millions, except share amounts Balances at December 31, 2021 $ 460.8 Changes in Net Parent Investment (100.7) Net Income $ 101.0 Balances at December 31, 2022 $ 461.1 Changes in Net Parent Investment (34.4) Net Income $ 62.9 Balances at December 31, 2023 $ 489.6 The accompanying notes are an integral part of the combined financial statements. 6

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) COMBINED STATEMENTS OF CASH FLOWS Year Ended December 31, In millions 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net Income $ 62.9 $ 101.0 Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities: Depreciation and Amortization 49.8 50.6 Deferred Income Taxes (12.4) (18.7) Other, Net 0.1 — Changes in Operating Assets and Liabilities (31.7) (1.3) Net Cash Provided by Operating Activities 68.7 131.6 CASH FLOWS FROM INVESTING ACTIVITIES: Purchases of Property, Plant and Equipment (33.7) (30.5) Net Cash Used in Investing Activities (33.7) (30.5) CASH FLOWS FROM FINANCING ACTIVITIES: Net Transfers to Parent (34.4) (100.7) Payments on Debt Financing Obligation (0.6) (0.4) Net Cash Used in Financing Activities (35.0) (101.1) Cash and Cash Equivalents at Beginning of Year — — Cash and Cash Equivalents at End of Year $ — $ — Non-cash Investing Activities: Right-of-Use Assets Obtained in Exchange for New Operating Lease Liabilities $ 1.1 $ 11.2 The accompanying notes are an integral part of the combined financial statements. 7

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Nature of Business The Augusta, Georgia bleached paperboard manufacturing facility (the “Augusta Mill” or the “Business”) is a wholly- owned component of Graphic Packaging Holding Company (“GPHC” or the "Parent"). On February 20, 2024, the Parent, through its subsidiary Graphic Packaging International, LLC, entered into a purchase agreement (the “Purchase Agreement”) with Clearwater Paper Corporation to sell the Augusta Mill in exchange for (i) $700 million in cash consideration (subject to normal adjustments as set forth in the Purchase Agreement, the “Purchase Price”) and (ii) the assumption of certain liabilities of the Business as specified in the Purchase Agreement (such transaction, the “Transaction”). Basis of Presentation The accompanying Combined Financial Statements have been prepared on a standalone basis and are derived from the Parent’s Consolidated Financial Statements and accounting records. The Combined Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and reflect historical results of operations, financial position and cash flows of the Business, as included in the Consolidated Financial Statements of Parent and using Parent’s historical accounting policies. These Combined Financial Statements do not purport to reflect what the Business’s results of operations, financial position or cash flows would have been had the Business operated as a stand-alone company during the periods presented, nor are they necessarily indicative of the Business’s future results of operations, financial position, or cash flows. As the Business's operations were not historically held by a single legal entity or separate legal entities, net parent investment is shown in lieu of stockholders’ equity in the Combined Financial Statements. Net parent investment represents the cumulative investment by Parent in the Business through the dates presented, inclusive of operating results. All transactions between the Business and the Parent are considered to be effectively settled in the Combined Financial Statements at the time the transaction is recorded. The effects of the settlement of these transactions between the Business and the Parent are reflected in the Combined Statements of Cash Flows as “Net transfers to parent” within financing activities and in the Combined Balance Sheets and Combined Statements of Changes in Net Parent Investment as “Net parent Investment”. All intercompany transactions and accounts within the Business have been eliminated. Historically, the Business was dependent upon Parent for all of its working capital and financing requirements, as Parent uses a centralized approach to cash management and financing its operations. There were no cash amounts specifically attributable to the Business for the historical periods presented; therefore, cash and cash equivalents have not been included in the Combined Financial Statements. Financing transactions related to the Parent are accounted for as a component of Net Parent Investment in the Combined Balance Sheets and as a financing activity on the accompanying Combined Statements of Cash Flows. The Combined Financial Statements of the Business include the assets, liabilities, and expenses of the Parent that management has determined are specifically identifiable to the Business, such as those related to direct internal and external costs as well as leases and fixed assets specifically identifiable to the Business. The Combined Financial Statements of the Business also include an allocation of costs that are not directly attributable to the operations of the Business, including the costs of general and administrative support functions that are provided by the Parent, such as senior management, information technology, legal, accounting and finance, human resources, facility, and other corporate services. These costs have been allocated to the Business for the purposes of preparing the Combined Financial Statements based on proportional cost allocation methods using sales, headcount, or other allocation methods that are considered to be a reasonable reflection of the utilization of services provided or benefit received by the Business during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not necessarily be indicative of the costs that would have been incurred if the Business had operated on a standalone basis for the periods presented and, therefore, may not reflect the Business’s results of operations, financial position, and cash flows had the Business operated as a standalone entity during the periods presented. See “Note 11 - Related Party Transactions”, for additional information regarding related-party transactions with the Parent. 8

Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net sales and expenses during the reporting periods. Actual results could differ from these estimates, and changes in these estimates are recorded when known. Estimates are used in accounting for, among other things, those related to allocations of expenses, assets and liabilities from Parent’s historical financials to the Business, slow-moving and obsolete inventory, allowance for doubtful accounts, useful lives for depreciation and amortization, impairment testing of goodwill and long-lived assets, deferred income tax assets and potential income tax assessments, and loss contingencies. Accounts Receivable and Allowances Accounts receivable are stated at the amount owed by the customer, net of an allowance for estimated uncollectible accounts, returns and allowances, and cash discounts. The allowance for doubtful accounts is estimated based on historical experience, current economic conditions and the creditworthiness of customers. Receivables are charged to the allowance when determined to be no longer collectible. The Parent has entered into agreements to sell, on a revolving basis, certain trade accounts receivable to third party financial institutions, including trade accounts receivables attributable to the Business. Transfers under these agreements meet the requirements to be accounted for as sales in accordance with the Transfers and Servicing topic of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification (the "Codification"). The loss on sale is included in Other Expense (Income), Net on the Combined Statements of Operations and Comprehensive Income. Concentration of Credit Risk The Business's accounts receivable are potentially subject to concentration of credit risk. Accounts receivable are derived from revenue earned from customers located in the U.S. and internationally and generally do not require collateral. The Business believes that concentration of credit risk with respect to accounts receivable is limited because of the creditworthiness of its major customers. For the years ended December 31, 2023 and 2022, the Business's top two customers accounted for 28% and 27% of net revenues, respectively. Of these customers, one customer accounted for more than 10% of the Business's revenues in 2023 and 2022, and the other customer accounted for more than 10% of the Business's revenues in 2023. Additionally, sales to related entities controlled by the Parent which are not included within the Business accounted for 35% and 26% of net revenues for the years ended December 31, 2023 and 2022, respectively. Inventories Inventories are stated at the lower of cost and net realizable value with cost determined based on standard (which approximates actual), average or actual cost. Work in progress and finished goods inventories are valued at the cost of raw material consumed plus direct manufacturing costs (such as labor, utilities and supplies) as incurred and an applicable portion of manufacturing overhead. Inventories are stated net of an allowance for slow-moving and obsolete inventory. Property, Plant and Equipment Property, plant and equipment are recorded at cost. Betterments, renewals and extraordinary repairs that extend the life of the asset are capitalized; other repairs and maintenance charges are expensed as incurred. The Business's cost and related accumulated depreciation applicable to assets retired or sold are removed from the accounts and the gain or loss on disposition is included in income from operations. The Business assesses its long-lived assets, including certain identifiable intangibles, for impairment whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. To analyze recoverability, the Business projects future cash flows, undiscounted and before interest, over the remaining life of such assets. If these projected cash flows are less than the carrying amount, an impairment would be recognized, resulting in a write-down of assets with a corresponding charge to earnings. The impairment loss is measured based upon the difference between the carrying amount and the fair value of the assets. The Business assesses the appropriateness of the useful life of its long-lived assets periodically. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 9

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY)
NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

Depreciation and Amortization

Depreciation is computed using the straight-line method based on the following estimated useful lives of the related assets:

Buildings	40 years
Land improvements	15 years
Machinery and equipment	3 to 40 years
Furniture and fixtures	10 years
Automobiles, trucks and tractors	3 to 5 years

Depreciation expense, including the depreciation expense of assets under financing obligations, for 2023 and 2022 was $47.0 million and 47.8 million, respectively.

Intangible Assets

Intangible assets with a determinable life are amortized on a straight-line or accelerated basis over their useful lives. The amortization expense for each intangible asset is recorded in the Combined Statements of Operations according to the nature of that asset.

Goodwill is the Business's only intangible asset not subject to amortization. The following table displays the intangible assets that continue to be subject to amortization and accumulated amortization expense as of December 31, 2023 and 2022:

	December 31, 2023			December 31, 2022		
In millions	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizable Intangible Assets:						
Customer Relationships	$ 55.2	$ (16.6)	$ 38.6	$ 55.2	$ (13.8)	$ 41.4
Total	$ 55.2	$ (16.6)	$ 38.6	$ 55.2	$ (13.8)	$ 41.4

The Business recorded $2.8 million in amortization expense for each of the years ended December, 31, 2023 and December 31, 2022.. The Business expects amortization expense for the next five consecutive years to be approximately $2.8 million for each year, respectively.

Goodwill

The Business tests goodwill for impairment annually as of December 31, as well as whenever events or changes in circumstances suggest that the estimated fair value may no longer exceed its carrying amount. The Business has a single reporting unit.

Potential goodwill impairment is measured by comparing the reporting unit's carrying amount (including goodwill) to the fair value . When performing the quantitative analysis, the estimated fair value of the reporting unit is determined by utilizing a discounted cash flow analysis based on the Business's forecasts, discounted using a weighted average cost of capital and market indicators of terminal year cash flows based upon a multiple of EBITDA. If the carrying amount of the reporting unit exceeds its estimated fair value, goodwill is considered impaired. In determining fair value, management relies on and considers a number of factors, including but not limited to, future operating results, business plans, economic projections of revenues and operating margins, forecasts including future cash flows, and market data and analysis. The assumptions used are based on what a hypothetical market participant would use in estimating fair value. Fair value determinations are sensitive to changes in the factors described above. There are inherent uncertainties related to these factors and judgments in applying them to the analysis of goodwill impairment.

Periodically, the Business may perform a qualitative impairment analysis of goodwill associated with its single reporting unit to determine if it is more likely than not that the carrying value of the reporting unit exceeded its fair value. However, the Business performed a quantitative impairment test as of December 31, 2023 and 2022, and concluded goodwill was not impaired.

There were no changes in the goodwill for the Business during the years ended December 31, 2023 and 2022.

10

Retained Insurable Risks It is the Parent’s policy to self-insure or fund a portion of certain expected losses related to group health benefits and workers’ compensation claims. Provisions for expected losses related to the employees of the Business are recorded based on the Business’s estimates, on an undiscounted basis, of the aggregate liabilities for known claims and estimated claims incurred but not reported. Asset Retirement Obligations Asset retirement obligations are accounted for in accordance with the provisions of the Asset Retirement and Environmental Obligations topic of the FASB Codification. A liability and asset are recorded equal to the present value of the estimated costs associated with the retirement of long-lived assets where a legal or contractual obligation exists and the liability can be reasonably estimated. The liability is accreted over time and the asset is depreciated over the remaining life of the asset. Upon settlement of the liability, the Company will recognize a gain or loss for any difference between the settlement amount and the liability recorded. Asset retirement obligations with indeterminate settlement dates are not recorded until such time that a reasonable estimate may be made. The Business's asset retirement obligations consist primarily of post-closure costs at certain paperboard manufacturing facilities. At December 31, 2023 and 2022, the Company had liabilities of $2.3 million and $2.2 million, respectively. The liabilities are primarily reflected as Other Noncurrent Liabilities on the Consolidated Balance Sheets. Revenue Recognition The Business's primary activity is the manufacturing of paperboard for conversion by its customers into consumer packaging made from renewable resources. Revenue is recognized on the Business's annual and multi-year supply contracts when the Business satisfies the performance obligation by transferring control over the product or service to a customer, which is generally based on shipping terms and passage of title under the point-in-time method of recognition. For the years ended December 31, 2023 and 2022, the Business recognized $614.8 million and $749.1 million, respectively, of revenue from contracts with customers. The transaction price allocated to each performance obligation consists of the stand-alone selling price, estimates of rebates and other sales or contract renewal incentives, and cash discounts and sales returns ("Variable Consideration") and excludes sales tax. Estimates are made for Variable Consideration based on contract terms and historical experience of actual results and are applied to the performance obligations as they are satisfied. Purchases by the Business's principal customers are manufactured and shipped with minimal lead time, therefore performance obligations are generally satisfied shortly after manufacturing and shipment. With the exception of sales to related parties, which are settled through intercompany processes, the Business uses standard payment terms that are consistent with industry practice. The Business did not have any contract asset balances as of December 31, 2023 and December 31, 2022. The Business's contract liabilities consist principally of rebates, and as of December 31, 2023 and 2022 were $3.0 million and $0.9 million, respectively. Shipping and Handling The Business includes shipping and handling costs in Cost of Sales. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 11

NOTE 2. SUPPLEMENTAL BALANCE SHEET DATA The following tables provide disclosure related to the components of certain line items included in our consolidated balance sheets. Receivables, Net: In millions 2023 2022 Trade $ 34.7 $ 52.8 Less: Allowance (0.7) (0.8) 34.0 52.0 Other 2.0 — Total $ 36.0 $ 52.0 Inventories, Net by major class: In millions 2023 2022 Finished Goods $ 49.3 $ 18.8 Work in Progress 8.5 6.2 Raw Materials 3.9 4.0 Supplies 29.3 25.1 Total $ 91.0 $ 54.1 Property, Plant and Equipment, Net: In millions 2023 2022 Property, Plant and Equipment, at Cost: Land and Improvements $ 7.1 $ 7.1 Buildings 52.2 52.2 Machinery and Equipment(a) 588.7 560.2 Construction-in-Progress 34.7 25.1 682.7 644.6 Less: Accumulated Depreciation(a) (253.6) (206.8) Total $ 429.1 $ 437.8 (a) Includes gross assets under financing obligations of $10.7 million and related accumulated depreciation of $1.3 million as of December 31, 2023, and gross assets under financing obligations of $10.7 million and related accumulated depreciation of $0.5 million as of December 31, 2022. Other Accrued Liabilities: In millions 2023 2022 Deferred Revenue $ 0.2 $ 0.2 Accrued Customer Rebates 3.0 0.9 Other Accrued Taxes 0.2 0.2 Operating Lease Liabilities, current portion 1.7 1.5 Other(a) 0.5 0.6 Total $ 5.6 $ 3.4 (a) Other accrued expenses include several types of expenses such as accrued bonus, external outside services and production costs. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 12

Long-Term Debt: In millions 2023 2022 Financing Lease Liabilities, noncurrent portion $ 9.1 $ 9.7 Total $ 9.1 $ 9.7 Other Noncurrent Liabilities: In millions 2023 2022 Operating Lease Liabilities, noncurrent portion $ 8.7 $ 9.5 Other 2.3 2.4 Total $ 11.0 $ 11.9 NOTE 3. SUPPLEMENTAL CASH FLOW INFORMATION Cash Flow Used In Operations Due to Changes in Operating Assets and Liabilities: In millions 2023 2022 Receivables, Net $ 16.1 $ (11.8) Inventories, Net (37.0) (5.3) Other Current Assets (1.1) 2.6 Other Assets 1.5 — Accounts Payable (12.9) 11.2 Compensation and Employee Benefits (0.2) 2.7 Other Accrued Liabilities 2.0 (1.0) Other Noncurrent Liabilities (0.1) 0.3 Total $ (31.7) $ (1.3) There was no cash paid for interest or cash paid for income taxes during the years ended December 31, 2023 or 2022. NOTE 4. LEASES AND FINANCING OBLIGATIONS The Business determines if a contract is or contains a lease at inception. The Parent has operating leases and a financing obligation related to the operations of the Business for conveyors, loaders, forklifts, and other and machinery and equipment. The Business expects that the operating leases and financing obligation related to its operations will be assigned to the Business in connection with the Transaction and will be used solely for operations of the Business. These operating lease contracts range from three to eight years with the majority of leases having terms of three to four years, many of which include options to extend in various increments. Variable lease costs consist primarily of maintenance, taxes, and insurance. The Business's leases do not have any significant residual value guarantees or restrictive covenants. The financing obligation relates to wood chipping equipment sold to a third party in September 2020. As part of the sale, the third party is required to perform wood chipping services on the Business's behalf, and the Business is required to repay the value of the equipment sold, including interest, over the service obligation period. The financing obligation's maturity date is in March 2037, and the interest rate for each month of the term is determined based on a fixed base rate, with a variable component tied to the one-month secured overnight financing rate. As the implicit rate is not readily determinable for most of the Business's operating lease agreements, the Business uses an estimated incremental borrowing rate to determine the initial present value of lease payments. These discount rates for operating leases are calculated using the Parent's credit spread adjusted for current market factors, including fixed rate swaps. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 13

The components of lease costs are as follows: Year Ended December 31, In millions 2023 2022 Operating lease costs 2.2 0.8 Short-term lease costs 1.3 2.4 Total lease costs, net $ 3.5 $ 3.2 Supplemental cash flow information related to leases was as follows: Year Ended December 31, In millions 2023 2022 Cash paid for amounts included in the measurement of lease liabilities: Operating cash flows from operating leases $ 2.2 $ 0.8 Right-of-use assets obtained in exchange for lease obligations: Operating leases 1.1 11.2 Supplemental balance sheet information related to leases and financing obligations was as follows: December 31, In millions, except lease term and discount rate Balance Sheet Classification 2023 2022 Operating Leases: Operating lease right-of-use asset Other Assets $ 10.4 $ 10.9 Current operating lease liabilities Other Accrued Liabilities $ 1.7 $ 1.5 Noncurrent operating lease liabilities Other Noncurrent Liabilities 8.7 9.5 Total operating lease liabilities $ 10.4 $ 11.0 Financing Obligation: Property, Plant and Equipment $ 10.7 $ 10.7 Accumulated depreciation (1.3) (0.5) Property, Plant and Equipment, net $ 9.4 $ 10.2 Current financing obligation liabilities Short-Term Debt and Current Portion of Long-Term Debt $ 0.6 $ 0.6 Noncurrent financing obligation liabilities Long-Term Debt 9.1 9.7 Total financing obligation $ 9.7 $ 10.3 Weighted Average Remaining Term (Operating Leases) (Years) and Maturity Date (Financing Obligation): Operating leases 6 7 Financing obligation March 2037 March 2037 Weighted Average Discount Rate (Operating Leases) and Effective Interest Rate (Financing Obligation): Operating leases 4.80% 4.90 % Financing obligation 8.10% 2.80 % AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 14

AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY)
NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued)

Maturities of operating lease liabilities and financing obligation liabilities are as follows:

In millions

Year ending December 31,	Operating Leases	Financing Obligation
2024	$ 2.2	$ 0.9
2025	2.1	0.9
2026	2.0	0.9
2027	1.7	0.9
2028	1.5	0.9
Thereafter	2.5	6.9
Total payments	$ 12.0	$ 11.4
Less imputed interest	(1.6)	(1.7)
Total	$ 10.4	$ 9.7

NOTE 5. STOCK INCENTIVE PLANS

The Parent has one active equity compensation plan from which new grants may be made, the Graphic Packaging Holding Company 2014 Omnibus Stock and Incentive Compensation Plan (the "2014 Plan"). The 2014 Plan allows for granting shares of stock, options, stock appreciation rights, restricted stock, restricted stock units ("RSUs"), restricted stock awards ("RSAs"), and other types of stock-based and cash awards. Awards under the 2014 Plan vest and expire in accordance with terms established at the time of grant. Shares issued pursuant to awards under the 2014 Plan are from the Parent's authorized but unissued shares. Compensation costs are recognized on a straight-line basis over the requisite service period of the award and are adjusted for actual performance for performance-based awards.

Share-based compensation expense allocated to the Business relates to RSUs. Accordingly, the amounts presented are not necessarily indicative of future share-based compensation and do not necessarily reflect the amount that the Business would have issued as an independent company for the periods presented.

During 2023 and 2022, $0.6 million, and $0.3 million, respectively, were charged to compensation expense for stock incentive plans and such amounts are included in Selling, General and Administrative expenses in the Combined Statements of Operations and Comprehensive Income.

NOTE 6. PENSIONS AND OTHER POSTRETIREMENT BENEFITS

Certain employees of the Business participate in the Parent's retirement plans. In addition to the defined benefit pension plan, the postretirement health plan has been accounted for as multi-employer plan in the Combined Financial Statements in accordance with ASC 715-30-55-64 "Retirement Plans", which provides that a subsidiary that participates in a parent's single-employer pension plan should account for its participation in the parent's plan as a multiemployer pension plan and is not required to report a liability beyond contributions currently due and unpaid in the plan or provide the disclosures required by section 715-80-50. Therefore, no actuarial assets or liabilities related to the defined benefit pension plan or the postretirement health plan have been included in the Combined Balance Sheets. The costs associated with retirement plans have been based on costs directly attributable to the Business's employees or allocated to the Business based on the relative participation of employees of the Business in those plans.

The following table represents allocated pension and other postretirement benefit compensation expenses included in the Business's Combined Statements of Operations and Comprehensive Income

in millions	2023	2022
Statements of Operations Classification:		
Selling, General and Administrative	$ 0.3	$ 0.5
Cost of Sales	1.4	2.1
Nonoperating Pension and Postretirement Benefit (Expense) Income	0.1	(0.2)
Net Periodic Cost	$ 1.8	$ 2.4

15

NOTE 7. INCOME TAXES The Business has historically been included in the income tax returns filed by the Parent and its wholly owned subsidiaries. The income tax provision for the Combined Financial Statements of the Business has been prepared on a separate return basis. The income tax provision and the related income tax disclosures set out below are not necessarily representative of the income tax provision and related income tax disclosures that may arise in the future. The U.S. and international components of Income before Income Taxes and Equity Income of Unconsolidated Entity consisted of the following: Year Ended December 31, In millions 2023 2022 U.S. $ 81.4 $ 130.9 International — — Income before Income Taxes $ 81.4 $ 130.9 The provisions for Income Tax Expense (Benefit) on Income before Income Taxes and Equity Income of Unconsolidated Entity consisted of the following: Year Ended December 31, In millions 2023 2022 Current Expense: Federal $ 25.4 $ 40.6 State 5.5 8.0 Total Current $ 30.9 $ 48.6 Deferred Expense (Benefit): Federal (11.8) (16.7) State (0.6) (2.0) Total Deferred $ (12.4) $ (18.7) Income Tax Expense $ 18.5 $ 29.9 A reconciliation of Income Tax Expense (Benefit) on Income before Income Taxes and Equity Income of Unconsolidated Entity at the federal statutory rate of 21.0% compared with the Business’s actual Income Tax Expense (Benefit) is as follows: Year Ended December 31, In millions 2023 Percent 2022 Percent Income Tax Expense at U.S. Statutory Rate $ 17.0 21.0% $ 27.5 21.0 % U.S. State and Local Tax Expense 3.3 4.1 4.6 3.5 Tax Credits (3.3) (4.1) (3.0) (2.3) Uncertain Tax Adjustments 1.0 1.2 1.0 0.8 Rate Change 0.5 0.6 (0.2) (0.2) Income Tax Expense $ 18.5 22.8% $ 29.9 22.8 % The effective tax rate for 2022 and 2023 is different from the statutory rate primarily due to the tax effect of permanent book to tax differences, tax credits, tax positions, and state taxes. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 16

The tax effects of differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities as of December 31 were as follows: In millions 2023 2022 Deferred Income Tax Assets: Compensation Based Accruals $ 1.7 $ 2.0 Capitalized Research & Development Costs 19.4 10.2 Reserves 1.6 2.3 Other 3.0 3.3 Total Deferred Income Tax Assets $ 25.7 $ 17.8 Deferred Income Tax Liabilities: Property, Plant and Equipment (84.2) (87.9) Goodwill & Other Intangibles (9.5) (10.1) Other (2.5) (2.7) Net Noncurrent Deferred Income Tax Liabilities $ (96.2) $ (100.7) Net Deferred Income Tax Liability $ (70.5) $ (82.9) The net deferred tax assets and liabilities presented in the table above were determined based on the separate return method and do not represent the net deferred tax assets and liabilities that will transfer with the Business on separation. The Business has evaluated the need to maintain a valuation allowance for deferred tax assets based on its assessment of whether it is more likely than not that deferred tax assets will be realized through the generation of future taxable income. Appropriate consideration was given to all available evidence, both positive and negative, in assessing the need for a valuation allowance. The Business reviewed its deferred income tax assets as of December 31, 2023 and 2022, respectively, and determined that no valuation allowance is necessary. The Parent and its wholly owned subsidiaries file income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions and its income tax filings are regularly examined by federal, state and non-U.S. tax authorities. The Parent’s 2018 U.S. federal corporate and partnership income tax filings are currently under examination by the Internal Revenue Service. With few exceptions, the Parent and its wholly owned subsidiaries are no longer subject to U.S. federal, state and local tax examinations for years before 2018. Liabilities associated with specific uncertain tax positions or correlative deferred tax balances related to jurisdictions in which the Business is included in the Parent’s consolidated tax filings are not included in the Combines Financial Statement balance sheet, as such uncertainties will be retained by the Parent. NOTE 8. FINANCIAL INSTRUMENTS, DERIVATIVES AND HEDGING ACTIVITIES The Parent enters into derivative instruments for risk management purposes only, including interest rate swaps, natural gas swap contracts and forward exchange contracts. All of the derivative instruments entered into by the Parent are for the benefit of the consolidated financial position and results from operations of the Parent, including its non-Business subsidiaries. Therefore, no assets or liabilities related to the derivative instruments have been included in the Combined Balance Sheets. The allocated derivative instrument (benefit)/expenses included in Cost of Sales within the Business's Combined Statements of Operations and Comprehensive Income totaled $7.4 million and ($2.6) million for 2023 and 2022, respectively. NOTE 9. FAIR VALUE MEASUREMENT The Business follows the fair value guidance integrated into the Fair Value Measurements and Disclosures topic of the FASB Codification in regards to financial and nonfinancial assets and liabilities. Nonfinancial assets and nonfinancial liabilities include those measured at fair value in goodwill impairment testing and asset retirement obligations initially measured at fair value. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 17

The FASB’s guidance defines fair value, establishes a framework for measuring fair value and expands the fair value disclosure requirements. The accounting guidance applies to accounting pronouncements that require or permit fair value measurements. It indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The guidance defines fair value based upon an exit price model, whereby fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The guidance clarifies that fair value should be based on assumptions that market participants would use, including a consideration of non-performance risk. Valuation Hierarchy The Fair Value Measurements and Disclosures topic establishes a valuation hierarchy for disclosure of the inputs used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows: Level 1 inputs — quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs — quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument. Level 3 inputs — unobservable inputs based on the Business's own assumptions used to measure assets and liabilities at fair value. An asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The fair values of the Business's financial assets and liabilities, which are in the level 1 valuation hierarchy, at December 31, 2023 and 2022 approximately equal the carrying values reported on the Combined Balance Sheets NOTE 10. ENVIRONMENTAL AND LEGAL MATTERS Environmental Matters The Business is subject to a broad range of foreign, federal, state and local environmental, health and safety laws and regulations, including those governing discharges to air, soil and water, the management, treatment and disposal of hazardous substances, solid waste and hazardous wastes, the investigation and remediation of contamination resulting from historical site operations and releases of hazardous substances, the recycling of packaging and the health and safety of employees. Compliance initiatives could result in significant costs, which could negatively impact the Business's financial position, results of operations or cash flows. Any failure to comply with environmental or health and safety laws and regulations or any permits and authorizations required thereunder could subject the Business to fines, corrective action or other sanctions. As there have been no material environmental or legal matters identified for the Business, there are no established reserves for environmental liabilities related to the operations of the Business. Legal Matters There were no outstanding lawsuits related to the operations of the Business as of or during the years ended December 31, 2023 or 2022. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 18

NOTE 11. RELATED PARTY TRANSACTIONS Related Party Purchases and Sales In addition to sales to external customers, the Business also sells its products to related entities controlled by the Parent which are not included within the Business. Such related party sales are included within the Net Sales within the Combined Statements of Operations and Comprehensive Income and were $215.5 million and $196.4 million for the years ended December 31, 2023 and December 31, 2022, respectively. Allocated Centralized Costs Corporate expenses represent shared costs of Parent that have been allocated to the Business based on a systematic and rational methodology and are reflected as expenses in these Combined financial statements. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support the Business's information technology infrastructure, facilities, compliance, human resources, legal and finance functions, risk management, and share- based compensation administration, all of which support the operations of the Business as a whole. Corporate expense allocations are generally allocated to the Business based on proportional cost allocation methods using sales, headcount, or other allocation methods that are considered to be a reasonable reflection of the utilization of services provided or benefit received by the Business during the periods presented. Total corporate expense allocations in general and administrative were $18.6 million and $18.4 million during the years ended December 31, 2023 and December 31, 2022, respectively. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the Business for purposes of the combined financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Business had operated as a standalone entity. In addition, the expenses reflected in the Combined financial statements may not be indicative of expenses that will be incurred in the future by the Business. Cash Management and Financing See "Note 1 - Nature of Business and Summary of Significant Accounting Policies" for details of the Business’s cash arrangements and additional information on the preparation and basis of presentation of these Combined financial statements. As of the date these Combined financial statements were available for issuance, there were no existing intercompany debt or other financing agreements in place with the Parent. NOTE 12. SUBSEQUENT EVENTS On February 20, 2024, the Parent entered into a definitive agreement with Clearwater Paper Corporation to sell the majority of the assets associated with the Business for approximately $700 million in cash. The transaction is expected to close in the second quarter of 2024, subject to regulatory approvals and other customary closing conditions. AUGUSTA MILL (A BUSINESS OF GRAPHIC PACKAGING HOLDING COMPANY) NOTES TO COMBINED FINANCIAL STATEMENTS - (Continued) 19